New York Mortgage Trust Reports Fourth Quarter 2004 Results

NEW YORK, NY - March 15, 2005 - New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised residential mortgage finance company, today reported results for the fourth quarter and year ended December 31, 2004. Highlights included:

  Post-IPO REIT net income of $7.3 million or $0.41 per share for the year ended December 31, 2004;
  Post-IPO total dividends paid during 2004 of $0.40 per share ($0.16 for the third quarter of 2004 and $0.24 for the fourth quarter of 2004);

  Consolidated net income of $4.9 million or $0.28 per share for the year ended December 31, 2004;
  Consolidated net income of $2.0 million, or $0.11 per share, for the fourth quarter of 2004;
  Total assets of approximately $1.6 billion as of December 31, 2004;
  Record mortgage origination volume of approximately $632.7 million for the fourth quarter of 2004, 57.9% of which were for purchase mortgages and 55.3% of which were adjustable rate mortgages;

  During the fourth quarter, NTR acquired Guaranty Residential Mortgage Lending's (GRL) Northeast and Mid-Atlantic retail mortgage origination platform which added 15 full service and 26 satellite retail mortgage banking branches and approximately 275 employees.

Fourth Quarter Financial Highlights

For the quarter ended December 31, 2004, the Company reported total revenues of $22.4 million, net income of $2.0 million and net income per basic and diluted share of $0.11. Total shares of common stock outstanding as of December 31, 2004 were 17,797,375. The Company's taxable REIT subsidiary had a net loss for the quarter of approximately $2.3 million which was primarily due to forgone gains on sale associated with a cost-basis transfer of self originated loans to the REIT. The quarter ended December 31, 2004 was the second full quarter in which the Company operated as a public company. As a result only current period financial performance is provided.

"2004 was a tremendously successful and significant year for New York Mortgage Trust," Steven Schnall, Chairman and Co-Chief Executive Officer, commented, "We have achieved our immediate goals and objectives since the IPO - those of growing our mortgage origination platform, profitably investing our IPO proceeds in high-quality mortgage backed securities and aggregating a critical mass of mortgage loans for our first securitization which was completed last month. The actions taken since our June 2004 IPO have significantly increased our residential mortgage loan origination business, thus accelerating the pace of our achieving our ultimate goal of owning mortgage securities backed predominately by our own lower-cost mortgage originations. On the acquisition front we completed two low-cost branch transactions allowing us to enter new target markets as well as increase our presence in others. These acquisitions have increased our current estimated run-rate of annual origination volume to approximately $3.4 billion, more than double our 2003 levels. Furthermore, we were the low-cost bidder on these acquisitions, which is testimony to New York Mortgage Trust's attractiveness as an origination partner."

Mr. Schnall further commented, "Looking ahead, we remain focused on adhering to our portfolio strategy of strict interest rate and credit risk management with the utilization of effective hedging and reasonable leverage. We are also committed to continuing the growth of our mortgage origination subsidiary and on remaining a premier provider of residential mortgage services in terms of customer satisfaction and quality of service. Also, given our recent successes in growing our origination platform, we are now well positioned to substantially replace our initial $1.2 billion portfolio of acquired mortgage-backed securities with self-originated loans by the end of this year. We feel that we have never been more able to take advantage of opportunities in the origination marketplace and that our prospects have never looked better. In summary, we believe that New York Mortgage Trust is extremely well positioned to execute its strategic plan for internal and external growth in 2005 and beyond."

Michael Wirth, Chief Financial Officer, added, "The accomplishment of our strategic goals in 2004 is critical to our future success. Since our mid-November acquisition of GRL we have fully integrated its sales force and continue to make infrastructure improvements to facilitate the additional loan production growth we anticipate for 2005 and beyond. As a result, in the fourth quarter of 2004 we have incurred atypical upfront costs. We expect these up-front costs, such as legal and consulting fees and increased personnel, technology and other expenses associated with the increased capacity, to continue through the first quarter of 2005."

Mr. Wirth continued, "We are cognizant of the need to carefully manage our growth with balanced financial performance and, despite these increased expenses, we are confident that our investments in new infrastructure, technology and personnel will pay off once fully implemented and efficiencies are realized in terms of reduced costs and a significant positive impact on our earnings. Our portfolio investment segment continues to be a solid performer from which we primarily base our dividend distribution policy."

As of December 31, 2004, the Company's total assets were approximately $1.6 billion, including approximately $1.2 billion of residential mortgage-backed securities, $190.7 million of residential mortgage loans held for securitization, $85.4 million of residential mortgage loans held for sale, $79.9 million due from loan purchasers and $16.2 million of advance fundings for pending loans to be closed. The Company, at December 31, 2004, had $1.5 billion outstanding under its various financing facilities.

A breakdown of the Company's loan originations for the 2004 fourth quarter follows:

	Number of Loans	Aggregate Principal Balance ($ in millions)	Percentage Of Total Principal	Weighted Average Interest Rate	Average Principal Balance	Weighted Average
						LTV	FICO
ARM	1,094	$330.1	52.2%	5.23%	$301,765	71.1	714
Fixed-rate	956	$206.8	32.7%	6.32%	$216,266	72.1	714
Subtotal-non-FHA*	2,050	$536.9	84.9%	5.65%	$261,893	71.5	714
FHA - ARM	150	$19.5	3.1%	5.20%	$130,215	92.7	627
FHA - fixed-rate	599	$76.2	12.0%	6.04%	$127,281	92.0	622
Subtotal - FHA	749	$95.7	15.1%	5.87%	$127,868	92.1	623
Total	2,799	$632.6	100.0%	5.68%	$226,029	74.6	700

Purchase mortgages	1,426	$353.3	55.9%	5.65%	$247,722	75.1	724
Refinancings	624	$183.6	29.0%	5.65%	$294,278	64.4	694
Subtotal-non-FHA*	2,050	$536.9	84.9%	5.65%	$261,893	71.5	714
FHA - purchase	82	$13.3	2.1%	5.93%	$162,494	96.4	647
FHA - refinancings	667	$82.4	13.0%	5.86%	$123,611	91.4	619
Subtotal - FHA	749	$95.7	15.1%	5.87%	$127,868	92.1	623
Total	2,799	$632.6	100.0%	5.68%	$226,029	74.6	700

A breakdown of the Company's loan originations for 2004 follows:

	Number of Loans	Aggregate Principal Balance ($ in millions)	Percentage Of Tota Principal	Weighted Average Interest Rate	Average Principal Balance	Weighted Average
						LTV	FICO
ARM	3,019	$936.4	50.8%	5.01%	$310,162	77.1	715
Fixed-rate	2,973	$651.8	35.3%	6.40%	$219,245	71.0	715
Subtotal-non-FHA*	5,992	$1,588.2	86.1%	5.58%	$265,053	74.6	715
FHA - ARM	231	$30.4	1.6%	5.12%	$131,503	92.9	625
FHA - fixed-rate	1,830	$226.9	12.3%	6.04%	$124,007	92.1	632
Subtotal - FHA	2,061	$257.3	13.9%	5.94%	$124,847	92.1	631
Total	8,053	$1,845.5	100.0%	5.63%	$229,170	77.1	703

Purchase mortgages	4,167	$1,050.8	56.9%	5.61%	$252,164	80.4	723
Refinancings	1,825	$537.4	29.2%	5.53%	$294,481	63.3	698
Subtotal-non-FHA*	5,992	$1,588.2	86.1%	5.58%	$265,053	74.6	715
FHA - purchase	237	$38.7	2.1%	6.16%	$163,424	96.0	636
FHA - refinancings	1,824	$218.6	11.8%	5.90%	$119,835	91.5	630
Subtotal - FHA	2,061	$257.3	13.9%	5.94%	$124,847	92.1	631
Total	8,053	$1,845.5	100.0%	5.63%	$229,170	77.1	703

*In March the Company acquired eight origination branches from SIB Mortgage Corp., one of which originates only FHA Streamlined Refinance mortgages with low average balances. All loans from this branch are and will continue to be sold to third party investors.

Investment Activity

At the end of the fourth quarter, our portfolio of investment securities had a weighted average purchase price of 101.15. Approximately 75% of the securities purchased are backed by 3/1 hybrid adjustable rate mortgages with the remaining pool being backed by 5/1 hybrid adjustable rate mortgages. These securities have been financed in part with debt totaling $1.1 billion.

The following table summarizes our residential mortgage-backed securities owned at December 31, 2004, classified by type of issuer or by ratings categories:

	Par Value	Coupon	Carrying Value	Yield
Agency ARMs	$591,372,079	4.24%	$598,289,982	3.84%
Non-Agency AAA - rated ARMs	537,105,436	4.39%	540,896,815	4.07%
Floating Rate CMOs	65,577,825	3.35%	65,557,917	3.56%

Total	$1,194,055,34	4.26%	$1,204,744,714	3.93%

Securitized $419 Million of High-Credit Quality ARM Loans

Marking another significant milestone in the growth of the organization, the Company completed its first loan securitization of approximately $419 million of high-credit quality, first-lien, adjustable rate mortgages and hybrid adjustable rate mortgages (collectively "ARM" loans) on February 25, 2005, through New York Mortgage Trust 2005-1 (the "Trust").

Quarterly Dividends

The Company declared a cash dividend of $0.24 per share on shares of its common stock for the quarter ended December 31, 2004. The dividend was paid on January 26, 2005, to shareholders of record as of January 6, 2005. Additionally, on March 11, 2005, the Company's Board of Directors declared a cash dividend of $0.25 per share on shares of its common stock for the quarter ended March 31, 2005. The dividend is payable on April 26, 2005, to shareholders of record as of April 6, 2005. These quarterly dividends represent the distribution of the estimated net income of the New York Mortgage Trust, Inc., exclusive of any net income earned by its taxable REIT subsidiary, The New York Mortgage Company, LLC ("NYMC"), for the respective quarters.

Conference Call

Management will conduct a conference call and audio webcast at 10:00 am ET on March 16, 2005 to review the Company's quarterly results. The conference call dial-in number is 303-262-2131. The audio webcast will be available to the public, on a listen-only basis, via the Investor Relations section of the Company's website at www.nymtrust.com or at www.ccbn.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

About New York Mortgage Trust

New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT's wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT's strategy.

For Further Information
AT THE COMPANY Michael I. Wirth, Chief Financial Officer Phone: 212-634-2342 Email: mwirth@nymtrust.com	AT FINANCIAL RELATIONS BOARD Joe Calabrese (General) 212-827-3772 Julie Tu (Analysts) 212-827-3776

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	For the Year Ended December 31, 2004	For the Three Months Ended December 31, 2004
REVENUE:
Gain on sales of mortgage loans	$20,835,387	$5,901,954
Interest income:
Loans held for sale	6,904,651	1,202,533
Investment securities and loans	20,393,977	12,734,229
Brokered loan fees	6,894,629	2,496,492
Miscellaneous income	226,677	55,958

Total revenue	55,255,321	22,391,166

EXPENSES:
Salaries, commissions and benefits	17,118,321	5,723,912
Interest expense:
Loans held for sale	3,542,538	582,645
Investment securities and loans	12,469,980	8,232,384
Brokered loan expenses	5,276,333	2,139,881
Occupancy and equipment	3,528,679	1,102,491
Marketing and promotion	3,189,969	1,216,047
Data processing and communications	1,598,132	461,662
Office supplies and expenses	1,518,927	501,684
Professional fees	2,005,388	917,653
Travel and entertainment	611,944	218,072
Depreciation and amortization	690,489	381,630
Other	638,561	117,893

Total expenses	52,189,261	21,595,954

NET INCOME FROM OPERATIONS	3,066,060	795,212
Gain on sale of securities	774,415	41,603

NET INCOME BEFORE INCOME TAX EXPENSE	3,840,475	836,815
Income tax benefit	1,106,630	1,160,025

NET INCOME	$4,947,105	$1,996,840

Basic income per share	$0.28	$0.11

Diluted income per share	$0.27	$0.11

Weighted average shares outstanding-basic	17,797,375	17,797,375

Weighted average shares outstanding- diluted1	18,062,417	18,105,179

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	December 31, 2004 (Unaudited)	December 31, 2003
ASSETS
Cash and equivalents	$7,613,106	$4,357,069
Restricted cash	2,341,712	217,330
Marketable securities	-	3,278,753
Investment securities available for sale	1,204,744,714	-
Due from loan purchasers	79,904,315	58,862,433
Escrow deposits - pending loan closing	16,235,638	-
Accounts and accrued interest receivable	15,018,369	2,707,517
Mortgage loans held for sale	85,384,927	36,258,229
Mortgage loans held for investment	190,688,935	-
Prepaid and other assets	4,351,869	2,140,907
Derivative assets	3,677,572	227,513
Property and equipment, net	4,801,302	2,031,697

TOTAL ASSETS	$1,614,762,459	$110,081,448

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Financing arrangements, portfolio investments	$1,115,809,285	$-
Financing arrangements, loans held for sale	359,353,566	90,425,133
Due to loan purchasers	350,884	753,720
Accounts payable and accrued expenses	19,334,655	4,277,241
Subordinated notes due to members	-	14,706,902
Derivative liabilities	164,816	261,511
Other liabilities	267,034	130,566

Total liabilities	1,495,280,240	110,555,073

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS'/MEMBERS' EQUITY (DEFICIT):
Common stock, $0.01 par value, 400,000,000 shares authorized;
authorized 18,423,452 and 17,797,375 shares issued and outstanding, respectively, at December 31, 2004	180,621	-
Additional paid-in capital	116,262,216	-
Members' deficit	-	(1,338,625)
Accumulated earnings	2,783,234	-
Accumulated other comprehensive (loss) income	256,148	865,000

Total stockholders'/members' equity (deficit)	119,482,219	(473,625)

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY	$1,614,762,459	$110,081,448

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

SELECTED SEGMENT REPORTING

(unaudited)
	For the Year Ended December 31, 2004
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$20,561,418	$35,468,318	$56,029,736
Total expense	13,250,297	37,832,334	51,082,631

Net income (loss)	$7,311,121	$(2,364,016)	$4,947,105

Basic income per share	$0.41	$(0.13)	$0.28

Diluted income per share	$0.40	$(0.13)	$0.27

	For the Three Months Ended December 31, 2004
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$12,775,832	$9,656,937	$22,432,769
Total expense	8,513,285	11,922,644	20,435,929

Net income (loss)	$4,262,547	$(2,265,707)	$1,996,840

Basic income per share	$0.24	$(0.13)	$0.11

Diluted income per share	$0.24	$(0.13)	$0.11

Total assets	1,413,954,577	200,807,882	1,614,762,459
Total equity	107,541,994	11,940,225	119,482,219